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                                                                   Exhibit 32(a)

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A-1 of CMS Energy Corporation (the "Company") for the annual period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David W. Joos, as President and Chief Executive Officer of the Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



      /s/ David W. Joos
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Name:  David W. Joos
Title: President and
       Chief Executive Officer
Date:  June 8, 2006




      /s/ Thomas J. Webb
------------------------------------------
Name:  Thomas J. Webb
Title: Executive Vice President and
       Chief Financial Officer
Date:  June 8, 2006